SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                                January 26, 2005


                            NUWAVE TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-28606                  22-3387630
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)


1416 Morris Avenue, Suite 207, Union, New Jersey                    07083
   (Address of principal executive offices)                       (Zip code)


   Registrant's telephone number, including area code:         (908) 851-2470


                                 Not Applicable
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

      On January 26, 2005, NuWave Technologies, Inc. (the "Company") entered into a Termination Agreement with Cornell Capital Partners, LP ("Cornell"), whereby that certain Standby Equity Distribution Agreement, dated May of 2004, and related Registration Rights Agreement, Placement Agent Agreement and Escrow Agreement of even date therewith were terminated.

      Upon execution of the Termination Agreement, the Company entered into a new Standby Equity Distribution Agreement with Cornell on January 26, 2005. Pursuant to the Standby Equity Distribution Agreement, the Company may, at its discretion, periodically sell to Cornell shares of common stock for a total purchase price of up to $30.0 million. For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell will pay the Company 99% of the volume weighted average price on the Over-the-Counter Bulletin Board or other principal market on which its common stock is traded for the 5 days immediately following the notice date. Further, Cornell will retain a fee of 10% of each advance under the Standby Equity Distribution Agreement. Cornell's obligation to purchase shares of the Company's common stock under the Standby Equity Distribution Agreement is subject to certain conditions, including the Company obtaining an effective registration statement for shares of common stock sold under the Standby Equity Distribution Agreement and is limited to $1,000,000 per weekly advance.

      On January 26, 2005, the Company and Cornell terminated the $3,300,000 convertible debenture that was issued to Cornell on December 22, 2003 (the "Convertible Debenture"). Upon the termination of the Convertible Debenture, the Company issued a $3,481,273.85 promissory note (the "Promissory Note") to Cornell. The Promissory Note bears interest at a rate of 5% per annum, with interest due at maturity. The Promissory Note matures on December 22, 2008 and is secured by certain land of the Company.

      On January 26, 2005, the Company's wholly-owned subsidiary, Lehigh Acquisition Corp. ("Lehigh") entered into an Assignment and Amendment Agreement (the "Assignment Agreement") related to that certain $1,400,000 Secured Note Payable (the "Note") issued by Lehigh on December 22, 2003 to Stone Street Asset Management, LLC ("Stone Street"). Pursuant to the Assignment Agreement, Stone Street assigned its rights under the Note to Cornell. In addition, Stone Street, Cornell and Lehigh agreed to defer the begining of the monthly payments due under the Note for the period of one year, from January 1, 2005 to January 1, 2006.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Not applicable

      (b)   Not applicable

      (c)   Exhibit No. Description

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Exhibit             Description                                                           Location
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
                    Termination Agreement dated January 26, 2005 related to the
Exhibit 99.1        Standby Equity Distribution dated as of May 2004 between the
                    Company and Cornell Capital Partners, LP                              Provided herewith

                    Standby Equity  Distribution  Agreement dated as of January 26,
Exhibit 99.2        2005 between the Company and Cornell Capital Partners, LP             Provided herewith

                    Registration Rights Agreement dated as of January 26, 2005
Exhibit 99.3        between the Company and Cornell Capital Partners, LP                  Provided herewith

                    Placement Agent Agreement dated as of January 26, 2005 by
Exhibit 99.4        and among the Company, Cornell Capital Partners, LP and
                    Newbridge Securities Corporation                                      Provided herewith

                    Termination Agreement January 26, 2005 related to the
Exhibit 99.5        Convertible Debenture issued by the Company to Cornell Capital
                    Partners, LP on December 22, 2003                                     Provided herewith

                    Promissory Note issued to Cornell Capital Partners,
Exhibit 99.6        LP and dated as of January 26, 2005                                   Provided herewith

                    Assignment and Amendment Agreement dated January 26, 2004
Exhibit 99.7        related to the Secured Note Payable Agreement dated December
                    22, 2003, between Stone Street Asset Management, LLC and NuWave       Provided herewith


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2005                 NUWAVE TECHNOLOGIES, INC.


                                       By:    /s/ George Kanakis
                                              ----------------------------------
                                       Name:  George Kanakis
                                       Title: Chief Executive Officer,
                                              Chief Financial Officer, President
                                              and Director